Exhibit 99.1

FOR RELEASE: CONTACT:	New Hartford, NY, August 9, 2022 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2022 SECOND QUARTER RESULTS
•Total revenues increase 23.4% year-over-year from Q2 '21

•Software Annual Recurring Revenues (ARR)(1) grew to $98.6 million - a 29% increase from $76.7 million reported in Q2 '21

New Hartford, NY- August 9, 2022 -- PAR Technology Corporation (NYSE: PAR) (“PAR Technology” or the “Company”) today announced its financial results for the second quarter ended June 30, 2022.

Summary of Fiscal 2022 Second Quarter
•Revenues were reported at $85.1 million for the second quarter of 2022, a 23.4% increase compared to $69.0 million for the same period in 2021.
•Net loss for the second quarter of 2022 was $18.8 million, or $0.70 net loss per share, compared to a net loss of $10.0 million, or $0.39 net loss per share reported for the same period in 2021.
•EBITDA for the second quarter of 2022 was a loss of $9.9 million compared to a loss of $10.8 million for the same period in 2021.
•Adjusted EBITDA for the second quarter of 2022 was a loss of $5.8 million compared to Adjusted EBITDA loss of $3.6 million for the same period in 2021.
•Adjusted net loss for the second quarter of 2022 was $9.8 million, or $0.36 adjusted diluted net loss per share, compared to an adjusted net loss of $9.2 million, or $0.36 adjusted diluted net loss per share, for the same period in 2021.

Summary of Year-to-Date Financial Results
•Revenues were reported at $165.4 million for the six months ended June 30, 2022, a 34.0% increase compared to $123.4 million for the same period in 2021.
•Net loss for the six months ended June 30, 2022 was $34.5 million, or $1.27 net loss per share, compared to a net loss of $18.2 million, or $0.77 net loss per share reported for the same period in 2021.
•EBITDA for the second quarter of 2022 was a loss of $16.7 million compared to a loss of $14.5 million for the same period in 2021.
•Adjusted EBITDA for the six months ended June 30, 2022 was a loss of $8.4 million compared to Adjusted EBITDA loss of $8.9 million for the same period in 2021.
•Adjusted net loss for the six months ended June 30, 2022 was $16.9 million, or $0.62 adjusted diluted net loss per share, compared to an adjusted net loss of $16.7 million, or $0.67 adjusted diluted net loss per share, for the same period in 2021.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Highlights of Brink POS - Second Quarter 2022(1):

•Brink POS ARR at end of Q2 '22 totaled $36.2 million
•New store Activations in Q2 '22 totaled 962 sites
•Brink POS Bookings in Q2 '22 totaled 939 sites
•Brink POS open orders (backlog) totaled 1,540 sites at end of Q2 '22
•Active Sites for Brink POS as of June 30, 2022 totaled 17,728 restaurants

Highlights of Punchh - Second Quarter 2022(1):
•Punchh ARR at end of Q2 '22 totaled $53.2 million
•New store Activations in Q2 '22 totaled 3,522 sites
•Active Sites for Punchh as of June 30, 2022 totaled 62,300 restaurants

PAR Technology CEO, Savneet Singh commented, “PAR delivered strong results in the second quarter, setting the stage for a stronger second half. Our revenue increased 23.4% and we saw continued ARR growth in the quarter. ARR at end of Q2 2022 was $98.6 million and we saw growth across all business segments. Our success has been driven by adding new customer relationships, improving our operational efficiency and maintaining high customer and employee engagement. All aspects of our business are stronger than ever and, with a robust product roadmap, innovation and acquisition strategy, PAR is well positioned for continued success in the years ahead.”

Highlights Following Q2' 22

Following the end of the second quarter of 2022, the Company acquired MENU Technologies AG, a restaurant technology company offering fully integrated omnichannel ordering solutions to restaurants worldwide. The solution expands the Company's unified commerce offerings.

Earnings Conference Call.
There will be an earnings conference call at 9:00 a.m. (Eastern) on August 9, 2022, during which the Company’s management will discuss the financial results for the second quarter ended June 30, 2022. To participate on the conference call, please register in advance via the link provided at https://www.partech.com/investor-relations/. After registering, a confirmation email will be sent including dial-in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering at least 10 minutes before the start of the call. The conference call will also be webcast live. To access the webcast, please visit https://www.partech.com/investor-relations/; a recording of the webcast will be available on the site after the event.

About PAR Technology Corporation.

For more than 40 years, PAR Technology Corporation’s (NYSE: PAR) cutting-edge products and services have helped bold and passionate restaurant brands build lasting guest relationships. We are the partner enterprise restaurants rely on when they need to serve amazing moments from open to close, during the most hectic rush hours, and when the world forces them to adapt and overcome. More than 100,000 restaurants in more than 110 countries use PAR’s restaurant point-of-sale, loyalty, and back-office software solutions as well as industry leading hardware and drive-thru offerings. To learn more, visit www.partech.com or connect with us on LinkedIn, Twitter, Facebook, and Instagram.
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(1) See “Key Performance Indicators and Non-GAAP Financial Measures” below.

Key Performance Indicators and Non-GAAP Financial Measures.

We monitor certain operating data and non-GAAP financial measures in the evaluation and management of our business; certain key operating data and non-GAAP financial measures have been provided in this press release as we believe these to be useful in facilitating period-to-period comparisons of our business performance. Operating data and non-GAAP financial measures do not reflect and should be viewed independently of our financial performance determined in accordance with GAAP. Operating data and non-GAAP financial measures are not forecasts or indicators of future or expected results and should not have undue reliance placed upon them by investors.

Where non-GAAP financial measures are included in this press release, the most directly comparable GAAP financial measures and a detailed reconciliation between GAAP and non-GAAP financial measures is included in this press release under “About Non-GAAP Financial Measures”.

Unless otherwise indicated, financial and operating data included in this press release is as of June 30, 2022.

As used in this press release:

Annualized Recurring Revenue or "ARR” is the annualized revenue from SaaS and related revenue of our software products. We calculate ARR by annualizing the monthly recurring revenue for all active sites as of the last day of each month for the respective reporting period. ARR also includes recurring payment processing services revenue, net of expenses. We charge a per-transaction fee each time a customer payment is processed electronically.

“Active Sites” represent locations active on PAR’s SaaS software as of the last day of the respective fiscal period.

“Activations” are calculated as of the end of each month based on the number of SaaS customers that have initiated use of our software products/platforms. Once “activated”, PAR begins to invoice/bill the customer. In specific cases with Punchh, invoicing takes place before activation take place.

“Booking” is a customer purchase order for SaaS; upon PAR's acceptance, the customer is obligated to purchase the SaaS and pay PAR for the services. In specific cases with Punchh, bookings are added at the time of execution of the relevant master services agreement.

Trademarks.

“PARTM,” “Brink POS®,” “Punchh®,” “Data Central®,” “Restaurant Magic®,” “PAR PhaseTM,” “PixelPoint®” and other trademarks appearing in this press release belong to us.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on management's current expectations and assumptions that are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release on our business, financial condition, and results of operations. Factors that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained in this press release include the continuing impact of COVID-19 on our business and operating results, including actions taken by governmental authorities (including China's COVID-19 lockdowns), businesses and individuals in response, unfavorable macroeconomic conditions, such as a recession or continued slowed economic growth, a rise in interest rates, inflation, and a decline in consumer confidence and discretionary spending, and geopolitical events, such as the Russia-Ukraine war, the competitive marketplace for talent and its impact on employee recruitment and retention, component shortages and/or manufacturing disruptions and logistics challenges, and the other factors discussed in our filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share amounts)

Assets	June 30, 2022	December 31, 2021
Current assets:
Cash and cash equivalents	$150,600	$188,419
Accounts receivable – net	60,673	49,978
Inventories	42,042	35,078
Other current assets	7,914	9,532
Total current assets	261,229	283,007
Property, plant and equipment – net	13,067	13,709
Goodwill	457,433	457,306
Intangible assets – net	110,483	118,763
Lease right-of-use assets	3,478	4,348
Other assets	13,423	11,016
Total assets	$859,113	$888,149
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$358	$705
Accounts payable	26,091	20,845
Accrued salaries and benefits	14,344	17,265
Accrued expenses	3,308	5,042
Other current liabilities	2,031	—
Lease liabilities – current portion	1,668	2,266
Customer deposits and deferred service revenue	13,755	14,394
Total current liabilities	61,555	60,517
Lease liabilities – net of current portion	2,059	2,440
Long-term debt	388,176	305,845
Deferred service revenue – noncurrent	6,327	7,597
Other long-term liabilities	5,496	7,405
Total liabilities	463,613	383,804
Shareholders’ equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized, none outstanding	—	—
Common stock, $0.02 par value, 58,000,000 shares authorized, 28,331,349 and 28,094,333 shares issued, 27,093,634 and 26,924,397 outstanding at June 30, 2022 and December 31, 2021, respectively	565	562
Additional paid in capital	582,064	640,937
Accumulated deficit	(170,383)	(122,505)
Accumulated other comprehensive loss	(3,353)	(3,704)
Treasury stock, at cost, 1,237,715 shares and 1,181,449 shares at June 30, 2022 and December 31, 2021, respectively	(13,393)	(10,945)
Total shareholders’ equity	395,500	504,345
Total Liabilities and Shareholders’ Equity	$859,113	$888,149

See notes to unaudited interim condensed consolidated financial statements included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2022 (the “Quarterly Report”).

PAR TECHNOLOGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
Revenues, net:
Product	$28,390	$23,939	$53,477	$42,495
Service	35,781	27,185	69,540	45,213
Contract	20,922	17,826	42,361	35,709
Total revenues, net	85,093	68,950	165,378	123,417
Costs of sales:
Product	24,211	18,487	44,208	33,372
Service	21,164	18,940	40,960	31,635
Contract	18,597	16,420	38,476	33,107
Total cost of sales	63,972	53,847	123,644	98,114
Gross margin	21,121	15,103	41,734	25,303
Operating expenses:
Selling, general and administrative	26,398	22,946	48,766	37,483
Research and development	10,101	8,643	20,942	14,452
Amortization of identifiable intangible assets	721	489	934	764
Gain on insurance proceeds	—	—	—	(4,400)
Total operating expenses	37,220	32,078	70,642	48,299
Operating loss	(16,099)	(16,975)	(28,908)	(22,996)
Other expense, net	(257)	(341)	(625)	(392)
Interest expense, net	(2,451)	(4,937)	(4,914)	(7,097)
Loss before provision for income taxes	(18,807)	(22,253)	(34,447)	(30,485)
(Provision for) benefit from income taxes	(41)	12,297	(51)	12,258
Net loss	$(18,848)	$(9,956)	$(34,498)	$(18,227)
Net loss per share (basic and diluted)	$(0.70)	$(0.39)	$(1.27)	$(0.77)
Weighted average shares outstanding (basic and diluted)	26,982	25,484	27,070	23,716
See notes to unaudited interim condensed consolidated financial statements included in the Quarterly Report.

PAR TECHNOLOGY CORPORATION
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table sets forth certain unaudited supplemental financial data for the six trailing quarters indicated (in thousands):

Segment Revenue by Product Line:

	2022		2021
	Q2	Q1	Q4	Q3	Q2	Q1
Restaurant/Retail
Hardware	$27,771	$24,653	$31,207	$29,669	$23,355	$17,835
Software	20,629	19,347	17,710	17,168	15,100	7,876
Services	15,771	14,846	13,905	12,984	12,669	10,873
Total Restaurant/Retail	$64,171	$58,846	$62,822	$59,821	$51,124	$36,584

Government
Intelligence, Surveillance, and Reconnaissance	$11,747	$12,290	$9,861	$9,619	$9,284	$9,547
Mission Systems	8,883	8,915	8,482	8,237	8,338	8,131
Product Services	292	234	434	183	204	205
Total Government	$20,922	$21,439	$18,777	$18,039	$17,826	$17,883

Total Revenue	$85,093	$80,285	$81,599	$77,860	$68,950	$54,467

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP. However, non-GAAP adjusted financial measures, as set forth in the reconciliation tables below, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. While we believe that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s unaudited interim condensed consolidated financial statements prepared in accordance with GAAP.

Within this press release, the Company makes reference to EBITDA, adjusted EBITDA, adjusted net loss, and adjusted diluted net loss per share which are non-GAAP financial measures. EBITDA represents net loss before income taxes, interest expense and depreciation and amortization. Adjusted EBITDA and adjusted net loss, net of tax, represent EBITDA as adjusted to exclude certain non-cash and non-recurring charges, including stock-based compensation, acquisition and integration expense, certain litigation expenses and other non-recurring charges that may not be indicative of the Company’s financial performance.

The Company is presenting adjusted EBITDA and adjusted net loss because we believe that they provide a more meaningful comparison than EBITDA and net loss of the Company's core business operating results and those of other similar companies. Management believes that adjusted EBITDA and adjusted net loss, when viewed with the Company's results of operations in accordance with GAAP and the accompanying reconciliations in the tables below, provide useful information about operating performance and period-over-period growth, and provide additional information that is useful for evaluating the operating performance of the Company's core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting its ongoing cash earnings, from which capital investments are made and debt is serviced.

However, EBITDA, adjusted EBITDA and adjusted net loss are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) from operations or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies. The tables below provide reconciliations between net loss and EBITDA, adjusted EBITDA and adjusted net loss.

The Company's results of operations are impacted by certain non-cash and non-recurring charges, including stock-based compensation, acquisition and divestiture related expenditures, expense related to the Company's efforts to resolve a regulatory matter, and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its costs of sales, operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges, provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.

The following tables set forth certain unaudited supplemental financial and other data for the periods indicated (in thousands, except per share and footnote amounts):

	Three Months Ended June 30,
	2022	2021
Reconciliation of EBITDA and Adjusted EBITDA
Net loss	$(18,848)	$(9,956)
Provision for (benefit from) income taxes	41	(12,297)
Interest expense	2,451	4,936
Depreciation and amortization	6,441	6,552
EBITDA	$(9,915)	$(10,765)
Stock-based compensation expense (1)	3,232	4,251
Regulatory matter (2)	—	(225)
Litigation expense (3)	—	125
Acquisition and integration costs (4)	666	2,702
Other expense – net (5)	257	341
Adjusted EBITDA	$(5,760)	$(3,571)

1	Adjustments reflect stock-based compensation expense included within selling, general, and administrative expenses and cost of contracts of $3.2 million and $4.3 million for the three months ended June 30, 2022 and 2021, respectively.
2	Adjustment reflects the benefit related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.2 million for the three months ended June 30, 2021.
3	Adjustment reflects the expenses accrued for a legal matter of $0.1 million for the three months ended June 30, 2021.
4	Adjustment reflects the expenses incurred in the acquisition of MENU Technologies AG of $0.7 million for the three months ended June 30, 2022, and the acquisition and integration of Punchh Inc. of $2.7 million for the three months ended June 30, 2021.
5	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Three Months Ended June 30,
	2022		2021
Reconciliation of Adjusted Net Loss/Adjusted Diluted Loss per Share:
Net loss/diluted loss per share	$(18,848)	$(0.70)	$(9,956)	$(0.39)
Provision for income taxes (1)	—	—	(12,360)	(0.49)
Non-cash interest expense (2)	495	0.02	1,737	0.07
Acquired intangible assets amortization (3)	4,371	0.16	4,212	0.17
Stock-based compensation expense (4)	3,232	0.12	4,251	0.17
Regulatory matter (5)	—	—	(225)	(0.01)
Litigation expense (6)	—	—	125	—
Acquisition and integration costs (7)	666	0.03	2,702	0.11
Other expense – net (8)	257	0.01	341	0.01
Adjusted net loss/adjusted diluted loss per share	$(9,827)	$(0.36)	$(9,173)	$(0.36)

Adjusted weighted average common shares outstanding	26,982		25,484

1	Adjustment reflects a partial release of the Company's deferred taxed asset valuation allowance of $12.4 million related to the acquisition of Punchh Inc. for the three months ended June 30, 2021.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the Company's 4.500% Convertible Senior Notes due 2024, 2.875% Convertible Senior Notes due 2026 and 1.500% Convertible Senior Notes due 2027 (collectively, the "Notes") of $0.5 million and $1.7 million for the three months ended June 30, 2022 and 2021, respectively.
3	Adjustment amortization expense of acquired developed technology included within cost of sales of $3.7 million for the three months ended June 30, 2022 and 2021; and amortization expense of acquired intangible assets of $0.7 million and $0.5 million for the three months ended June 30, 2022 and 2021, respectively.
4	Adjustments reflect stock-based compensation expense included within selling, general, and administrative expenses and cost of contracts of $3.2 million and $4.3 million for the three months ended June 30, 2022 and 2021, respectively.
5	Adjustment reflects the expenses related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.2 million for the three months ended June 30, 2021.
6	Adjustment reflects the expenses accrued for a legal matter of $0.1 million for the three months ended June 30, 2021.
7	Adjustment reflects the expenses incurred in the acquisition of MENU Technologies AG of $0.7 million for the three months ended June 30, 2022, and the acquisition and integration of Punchh Inc. of $2.7 million for the three months ended June 30, 2021.
8	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Six Months Ended June 30,
(in thousands)	2022	2021
Reconciliation of EBITDA and adjusted EBITDA:
Net loss	$(34,498)	$(18,227)
Provision for (benefit from) income taxes	51	(12,258)
Interest expense	4,914	7,097
Depreciation and amortization	12,825	8,870
EBITDA	$(16,708)	$(14,518)
Stock-based compensation expense (1)	6,767	5,571
Regulatory matter (2)	—	50
Litigation expense (3)	—	600
Acquisition and integration costs (4)	951	3,388
Gain on insurance proceeds (5)	—	(4,400)
Other expense – net (6)	625	392
Adjusted EBITDA	$(8,365)	$(8,917)

1	Adjustment reflects stock-based compensation expense included within selling, general and administrative expenses and cost of contracts of $6.8 million and $5.6 million for the six months ended June 30, 2022 and 2021, respectively.
2	Adjustment reflects the expenses related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.05 million for the six months ended June 30, 2021.
3	Adjustment reflects the expenses accrued for a legal matter of $0.6 million for the six months ended June 30, 2021.
4	Adjustment reflects the expenses incurred in the acquisition of MENU Technologies AG of $1.0 million for the six months ended June 30, 2022, and the acquisition and integration of Punchh Inc. of $3.4 million for the six months ended June 30, 2021.
5	Adjustment reflects a gain from insurance proceeds stemming from a legacy claim of $4.4 million for the six months ended June 30, 2021.
6	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.

	Six Months Ended June 30,
	2022		2021
Reconciliation of adjusted net loss/diluted loss per share:
Net loss/diluted loss per share	$(34,498)	$(1.27)	$(18,227)	$(0.72)
Provision for income taxes (1)	—	—	(12,360)	(0.49)
Non-cash interest expense (2)	981	0.04	2,917	0.11
Acquired intangible assets amortization (3)	8,229	0.30	5,351	0.21
Stock-based compensation expense (4)	6,767	0.25	5,571	0.22
Regulatory matter (5)	—	—	50	—
Litigation expense (6)	—	—	600	0.02
Acquisition and integration costs (7)	951	0.04	3,388	0.13
Gain on insurance proceeds (8)	—	—	(4,400)	(0.17)
Other expense – net (9)	625	0.02	392	0.02
Adjusted net loss/adjusted diluted loss per share	$(16,945)	$(0.62)	$(16,718)	$(0.67)

Adjusted weighted average common shares outstanding	26,982		25,484

1	Adjustment reflects a partial release of the Company's deferred taxed asset valuation allowance of $12.4 million related to the acquisition of Punchh Inc. for the six months ended June 30, 2021.
2	Adjustment reflects non-cash accretion of interest expense and amortization of issuance costs related to the Notes of $0.9 million and $2.9 million for the six months ended June 30, 2022 and 2021, respectively.
3	Adjustment amortization expense of acquired developed technology included within cost of sales of $7.3 million and $4.6 million for the six months ended June 30, 2022 and 2021, respectively; and amortization expense of acquired intangible assets of $0.9 million and $0.8 million for the six months ended June 30, 2022 and 2021, respectively.
4	Adjustment reflects stock-based compensation expense included within selling, general and administrative expenses and cost of contracts of $6.8 million and $5.6 million for the six months ended June 30, 2022 and 2021, respectively.
5	Adjustment reflects the expenses related to our efforts to resolve a regulatory matter and other non-recurring charges of $0.05 million for the six months ended June 30, 2021.
6	Adjustment reflects the expenses accrued for a legal matter of $0.6 million for the six months ended June 30, 2021.
7	Adjustment reflects the expenses incurred in the acquisition of MENU Technologies AG of $1.0 million for the six months ended June 30, 2022, and the acquisition and integration of Punchh Inc. of $3.4 million for the six months ended June 30, 2021.
8	Adjustment reflects the a gain from insurance proceeds stemming from a legacy claim of $4.4 million for the six months ended June 30, 2021.
9	Adjustment reflects foreign currency transaction gains and losses, rental income and losses, and other non-recurring expenses recorded in other expense, net in the accompanying statements of operations.